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                                                                 EXHIBIT 5


                       Kramer, Levin, Naftalis & Frankel
                                 919 Third Ave.
                               New York, NY 10022



                               December 31, 1996

Kaiser Aluminum & Chemical Corporation
6177 Sunol Boulevard
Pleasanton, CA 94566

        Re:     Kaiser Aluminum & Chemical Corporation
                Registration Statement on Form S-4
                --------------------

Ladies and Gentlemen:

        We have acted as counsel to Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the "Company"), Kaiser Alumina Australia Corporation, Kaiser Finance Corporation, Alpart Jamaica Inc. and Kaiser Jamaica Corporation, each a Delaware corporation, Kaiser Micromill Holdings, LLC and Kaiser Sierra Micromills, LLC, each a Delaware limited liability company, and Kaiser Texas Micromill Holdings, LLC and Kaiser Texas Sierra Micromills, LLC, each a Texas limited liability company (collectively, the "Guarantors"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer by the Company (the "Exchange Offer") to exchange $50,000,000 aggregate principal amount of 10 7/8% Series D Senior Notes due 2006 ("New Notes") for a like amount of its outstanding 10 7/8% Series C Senior Notes due 2006 ("Old Notes"). The New Notes will be guaranteed ("Guarantees") on a full and unconditional senior unsecured basis by the Guarantors and certain other future subsidiaries of the Company. The New Notes will be issued pursuant to an Indenture, dated December 23, 1996, among the Company, the Guarantors, and First Trust National Association as Trustee, Registrar, Paying Agent and Securities Agent (the "Indenture").

        As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.
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Kaiser Aluminum & Chemical Corporation
December 31, 1996
Page 2



        We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America, the State of New York and the General Corporation Law and Limited Liability Company Act of the State of Delaware.

        Based upon the foregoing, we are of the opinion that:

   1. The New Notes have been duly authorized by the Company and, when issued and delivered in exchange for the Old Notes in the manner set forth in the Registration Statement and executed and authenticated in accordance with the terms and conditions of the Indenture (and assuming the due authorization, execution and delivery of the Indenture by each of the parties thereto), will constitute legal, valid and binding obligations of the Company.

   2. The Guarantees of each Guarantor, when issued and delivered in connection with the exchange of the New Notes for the Old Notes in the manner described in the Registration Statement and when such New Notes are executed and authenticated as specified in the Indenture, will be duly issued and delivered and will constitute legal, valid and binding obligations of the respective Guarantor.

        The above opinion is subject to and limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.



                                Very truly yours,


                                /s/ Kramer, Levin, Naftalis & Frankel
                                ---------------------------------------
                                Kramer, Levin, Naftalis & Frankel